UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

Pioneer Natural Resources Company
(Name of Registrant as Specified in its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
________________________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:
________________________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:
________________________________________________________________________________________

5)	Total fee paid:

________________________________________________________________________________________

☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
________________________________________________________________________________________

2)	Form, Schedule or Registration Statement No.:
________________________________________________________________________________________

3)	Filing Party:
________________________________________________________________________________________

4)	Date Filed:

________________________________________________________________________________________

PIONEER NATURAL RESOURCES COMPANY
5205 North O'Connor Boulevard
Suite 200
Irving, Texas 75039

Supplement to Definitive Proxy Statement Relating to 2016 Annual Meeting of Stockholders

This proxy statement supplement, dated April 21, 2016, supplements the definitive proxy statement (the “Proxy Statement”) of Pioneer Natural Resources Company (the “Company”) filed with the Securities and Exchange Commission on April 7, 2016 relating to the Annual Meeting of Stockholders of the Company to be held at 5205 North O'Connor Boulevard, Suite 250, Irving, Texas 75039, on Thursday, May 19, 2016, at 9:00 a.m. Central Time.

The purpose of this supplement is to correct an error in the 2015 Director Compensation Table included at page 12 of the Proxy Statement. The table inadvertently omitted the amounts of the total compensation in the last column. The corrected table is set forth below. The footnotes to the table did not change, were unaffected by the omission, and are not repeated in this supplement.

Name (a)	Fees Earned or Paid in Cash (1)($) (b)	Stock Awards (2) ($) (c)	All Other Compensation (3) ($) (g)	Total ($) (h)
Current Directors
Edison C. Buchanan	$50,025	$219,053	$7,058	$276,136
Andrew F. Cates	$50,108	$205,286	$—	$255,394
Phillip A. Gobe	$50,108	$205,286	$228	$255,622
Larry R. Grillot	$50,108	$205,286	$1,250	$256,644
Stacy P. Methvin	$50,025	$219,053	$5,000	$274,078
Royce W. Mitchell	$50,108	$205,286	$—	$255,394
Frank A. Risch	$50,025	$219,053	$—	$269,078
Mona K. Sutphen (4)	$12,630	$295,705	$—	$308,335
J. Kenneth Thompson	$50,306	$227,925	$1,477	$279,708
Phoebe A. Wood	$50,108	$205,286	$5,000	$260,394
Michael D. Wortley (4)	$12,630	$295,705	—	$308,335
Former Directors
Charles E. Ramsey, Jr. (5)	$25,000	$—	$5,000	$30,000
Jim A. Watson (5)	$25,000	$—	$—	$25,000

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.